As filed with the Securities and Exchange Commission on February 25, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PUGET ENERGY, INC.

(Exact name of registrant as specified in its charter)

Washington	91-1969407
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

355 110th Ave NE

Bellevue, Washington 98004

(425) 454-6363

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

STEVE SECRIST

Senior Vice President, General Counsel and Chief Ethics and Compliance Officer

Puget Energy, Inc.

355 110th Ave NE

Bellevue, Washington 98004

(425) 454-6363

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew Bor

Andrew Moore

Perkins Coie LLP

1201 Third Avenue, Suite 4800

Seattle, Washington 98101-3099

(206) 359-8000

From time to time after this registration statement becomes effective.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED FEBRUARY 25, 2022

PROSPECTUS

Puget Energy, Inc.

SENIOR SECURED NOTES

Puget Energy, Inc. may offer, on one or more occasions, senior secured notes (the “senior notes”). The amount, price and terms will be determined at or prior to the time of sale.

Each time we offer any of these securities, we will set forth the specific terms of these securities in one or more supplements to this prospectus. The prospectus supplement or supplements also will set forth the names of any underwriters, dealers or agents involved in the offering of the securities, the compensation of these parties and any other special terms of the offering and sale. You should read carefully this prospectus and the accompanying prospectus supplement or supplements before you invest.

This prospectus may not be used to consummate sales of any of these securities unless accompanied by a prospectus supplement.

Our executive office is located at 355 110th Ave NE, Bellevue, Washington 98004, and our mailing address is P.O. Box 97034, Bellevue, Washington, 98009-9734. Our telephone number is (425) 454-6363.

Investing in our securities involves risks. See “Risk Factors” on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 25, 2022.

You should rely only on the information provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with information different from that contained in this prospectus. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any other date other than the date on the front of these documents.

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the senior notes, and, if given or made, such information or representations must not be relied upon as having been authorized by Puget Energy. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer or a solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstance create an implication that there has been no change in the affairs of Puget Energy since the date hereof of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC” or “Commission”), using a shelf registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about Puget Energy, Inc. or the securities described in this prospectus, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement when making your investment decision. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise stated or the context otherwise requires, references in this prospectus to “Puget Energy,” “we,” “us” and “our” are to Puget Energy, Inc. and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this prospectus, in any prospectus supplement and in the documents incorporated by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. This Act provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “will likely result,” or “will continue” or the negative of those terms or comparable terminology.

Forward-looking statements reflect our current expectations and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed. Our expectations, beliefs and projections are expressed in good faith and are believed by us and our wholly owned operating subsidiary, Puget Sound Energy, Inc. (“PSE”), as applicable, to have a reasonable basis, including without limitation, management’s examination of historical operating trends, data contained in records and other data available from third parties. However, there can be no assurance that our expectations, beliefs or projections will be achieved or accomplished.

In addition to other factors and matters discussed elsewhere in this prospectus, some important factors that could cause our actual results or outcomes to differ materially from past results and those discussed in the forward-looking statements include:

•	Governmental policies and regulatory actions, including those of the Federal Energy Regulatory Commission (FERC) and the Washington Utilities and Transportation Commission (Washington

Commission), that may affect our ability to recover costs and earn a reasonable return, including but not limited to disallowance or delays in the recovery of capital investments and operating costs and discretion over allowed return on investment;

•

Changes in, adoption of and compliance with laws and regulations, including decisions and policies concerning the environment, climate change, greenhouse gas or other emissions or by products of electric generation (including coal ash or other substances), natural resources, and fish and wildlife (including the Endangered Species Act) as well as the risk of litigation arising from such matters, whether involving public or private claimants or regulatory investigative or enforcement measures;

•

Changes in tax law, related regulations or differing interpretation, or enforcement of applicable law by the Internal Revenue Service (IRS) or other taxing jurisdiction; and PSE’s ability to recover costs in a timely manner arising from such changes;

•	Inability to realize deferred tax assets and use production tax credits (PTCs) due to insufficient future taxable income;

•

Accidents or natural disasters, such as hurricanes, windstorms, earthquakes, floods, fires, extreme weather conditions, landslides, and other acts of God, terrorism, asset-based or cyber-based attacks, pandemic or similar significant events, which can interrupt service and lead to lost revenue, cause temporary supply disruptions and/or price spikes in the cost of fuel and raw materials and impose extraordinary costs;

•

The impact of widespread health developments, including the global Coronavirus Disease 2019 (COVID-19) pandemic, and responses to such developments (such as voluntary and mandatory quarantines, government stay at home orders, restrictions on travel, commercial, social and other activities, and the impact of vaccination mandates on employee and vendor staffing levels) could materially and adversely affect, among other things, electric and natural gas demand, customers’ ability to pay, supply chains, availability of skilled work-force, contract counterparties, liquidity and financial markets;

•	Commodity price risks associated with procuring natural gas and power in wholesale markets from creditworthy counterparties;

•

Wholesale market disruption, which may result in a deterioration of market liquidity, increase the risk of counterparty default, affect the regulatory and legislative process in unpredictable ways, negatively affect wholesale energy prices and/or impede PSE’s ability to manage its energy portfolio risks and procure energy supply, affect the availability and access to capital and credit markets and/or impact delivery of energy to PSE from its suppliers;

•

Financial difficulties of other energy companies and related events, which may affect the regulatory and legislative process in unpredictable ways, adversely affect the availability of and access to capital and credit markets and/or impact delivery of energy to PSE from its suppliers;

•	The effect of wholesale market structures (including, but not limited to, regional market designs or transmission organizations) or other related federal initiatives;

•

PSE electric or natural gas distribution system failure, blackouts or large curtailments of transmission systems (whether PSE’s or others’), or failure of the interstate natural gas pipeline delivering to PSE’s system, all of which can affect PSE’s ability to deliver power or natural gas to its customers and generating facilities;

•

Electric plant generation and transmission system outages, which can have an adverse impact on PSE’s expenses with respect to repair costs, added costs to replace energy or higher costs associated with dispatching a more expensive generation resource;

•	The ability to restart generation following a regional transmission disruption;

•	The ability of a natural gas or electric plant to operate as intended;

•	Changes in climate, weather conditions, or sustained extreme weather events in the Pacific Northwest, which could have effects on customer usage and PSE’s revenue and expenses;

•	Regional or national weather, which could impact PSE’s ability to procure adequate supplies of natural gas, fuel or purchased power to serve its customers and the cost of procuring such supplies;

•	Variable hydrological conditions, which can impact streamflow and PSE’s ability to generate electricity from hydroelectric facilities;

•	Variable wind conditions, which can impact PSE’s ability to generate electricity from wind facilities;

•	The ability to renew contracts for electric and natural gas supply and the price of renewal;

•	Industrial, commercial and residential growth and demographic patterns in the service territories of PSE;

•	General economic conditions in the Pacific Northwest, which may impact customer consumption or affect PSE’s accounts receivable;

•

The loss of significant customers, changes in the business of significant customers or the condemnation of PSE’s facilities as a result of municipalization or other government action or negotiated settlement, which may result in changes in demand for PSE’s services;

•	The failure of information systems or the failure to secure information system data, which may impact the operations and cost of PSE’s customer service, generation, distribution and transmission;

•	Opposition and social activism that may hinder PSE’s ability to perform work or construct infrastructure;

•	Capital market conditions, including changes in the availability of capital and interest rate fluctuations;

•

Employee workforce factors including strikes; work stoppages; absences due to pandemics, accidents, natural disasters or other significant, unforeseeable events; availability of qualified employees or the loss of a key executive;

•	The ability to obtain insurance coverage, the availability of insurance for certain specific losses, and the cost of such insurance;

•	The ability to maintain effective internal controls over financial reporting and operational processes;

•	Changes in our or PSE’s credit ratings, which may have an adverse impact on the availability and cost of capital for us or PSE generally;

•

Deteriorating values of the equity, fixed income and other markets which could significantly impact the value of investments of PSE’s retirement plan, post-retirement medical benefit plan trusts and the funding of obligations thereunder; and

•

Recent laws proposed or passed by various municipalities in PSE’s service territory, including Seattle, seek to reduce or eliminate the use of natural gas in various contexts, such as for space, cooking, and water heating in new commercial and multifamily buildings. Such laws may impact operations due to costs and delays from incremental permitting and other requirements that are outside PSE’s control.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. You are also advised to consult any further disclosures we make on related subjects in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as the “Risk Factors” in any prospectus supplement accompanying this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We and our subsidiary PSE each file reports and other information with the SEC. Such material may also be accessed electronically by means of the SEC’s website on the Internet at http://www.sec.gov. Additionally, Puget Energy’s and PSE’s reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available or may be accessed free of charge at the Company’s website, www.pugetenergy.com. The information on the Company’s website is not incorporated into this prospectus.

In connection with this offering, we have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933. As permitted by SEC rules, this prospectus omits certain information included in the registration statement. For a more complete understanding of the securities we may offer, you should refer to the registration statement, including its exhibits.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file separately with it, which means we may disclose important information by referring you to those other documents. The information we incorporate by reference is considered to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have filed previously with the SEC. These documents contain important information about us and our finances.

SEC Filings (File No. 1-16305)	Period/Date
• Annual Report on Form 10-K	Year ended December 31, 2021

The documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (other than those “furnished” pursuant to Item 2.02 or Item 7.01 in any Current Report on Form 8-K or other information and related exhibits “furnished” to the SEC) after the date of the initial registration statement, including any documents filed prior to the date on which the registration statement becomes effective, and prior to the termination of all offerings made pursuant to this prospectus are also incorporated by reference into this prospectus.

Security holders can obtain any document incorporated by reference in this prospectus from us without charge (excluding any exhibits to those documents, except that if we have specifically incorporated by reference an exhibit in this prospectus, the exhibit will also be provided without charge) by requesting it in writing or by telephone from us at:

Treasurer

Puget Energy, Inc.

P.O. Box 97034

Bellevue, Washington 98009-9734

(425) 454-6363

PUGET ENERGY, INC.

Puget Energy, Inc. is an energy services holding company incorporated in the state of Washington in 1999. Substantially all of our operations are conducted through our subsidiary, PSE, a utility company. We also have a wholly-owned, non-regulated subsidiary, Puget LNG, LLC (“Puget LNG”), which was formed in 2016 and has the sole purpose of owning, developing and financing the non-regulated activity of a liquefied natural gas (LNG) facility at the Port of Tacoma, Washington.

We are an indirect wholly-owned subsidiary of Puget Holdings LLC (“Puget Holdings”). All of our common stock is indirectly owned by Puget Holdings. Puget Holdings is owned by a consortium of long-term infrastructure investors including the Ontario Teachers’ Pension Plan Board (OTPP), Macquarie Group Limited (MIRA), the British Columbia Investment Management Corporation (BCI), the Alberta Investment Management Corporation (AIMCo), Ontario Municipal Employee Retirement System (OMERS) and PGGM Vermogensbeheer B.V. (collectively, the “Consortium”).

Our executive office is located at 355 110th Ave NE, Bellevue, Washington 98004, and our mailing address is P.O. Box 97034, Bellevue, Washington, 98009-9734. Our telephone number is (425) 454-6363. Our website address is www.pugetenergy.com. Information found on our website is not incorporated into or otherwise part of this prospectus.

RISK FACTORS

The purchase of the securities offered by this prospectus involves various risks. In considering whether to purchase the securities offered by this prospectus, you should carefully consider all the information we have included or incorporated by reference in this prospectus and any prospectus supplement. In particular, you should carefully consider each of the risks described in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K that is incorporated by reference in this prospectus and those that may be included in the applicable prospectus supplement, together with all the other information included or incorporated by reference in this prospectus and any prospectus supplement.

USE OF PROCEEDS

As will be more specifically set forth in the applicable prospectus supplement, we will use the net proceeds from the sale of senior notes offered hereby for our general corporate purposes, including capital expenditures, working capital and repayment of debt. Any specific allocation of the proceeds to a particular purpose that has been made at the date of any prospectus supplement will be described in the appropriate prospectus supplement.

DESCRIPTION OF SECURITIES

Description of the Senior Notes

The senior notes will be issued under that certain Indenture, dated as of December 6, 2010, between us and Computershare Trust Company, National Association, as Successor Trustee to Wells Fargo Bank National Association, as trustee, as supplemented, which we refer to as the “indenture”. Unless otherwise provided in the applicable prospectus supplement, the trustee under the indenture will be Computershare Trust Company, National Association, as Successor Trustee to Wells Fargo Bank National Association. The terms of the senior notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following briefly summarizes the material provisions of the indenture, Collateral Documents (as defined below), and the senior notes. You should read the more detailed provisions of the indenture and the Collateral Documents, including the defined terms, for provisions that may be important to you. The indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. Copies of the indenture and Collateral Documents may also be obtained from us or the trustee.

In the discussion that follows, “Puget Energy,” “the Company,” “we,” “us” and “our” refer only to Puget Energy, Inc., and any successor obligor on the senior notes, and not to PSE or any other subsidiary of ours.

Definitions of certain defined terms used in this “Description of Notes” but not defined below have the meanings assigned to them under “—Definitions.”

The indenture does not limit the aggregate principal amount of senior notes that we may issue. We may from time to time, without the consent of the existing holders of senior notes, issue additional senior notes. As of the date of this registration statement, we have approximately $2.0 billion in aggregate outstanding principal amount of senior notes under the indenture.

The indenture provides that our senior notes may be issued in one or more series, with different terms, as authorized on one or more occasions by us.

The applicable prospectus supplement relating to any series of senior notes will describe the following terms, where applicable:

•	the title of the senior notes;

•	the total principal amount of the senior notes;

•	the percentage of the principal amount at which the senior notes will be sold and, if applicable, the method of determining the price;

•	the maturity date or dates;

•	the interest rate or the method of computing the interest rate;

•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;

•	the location where payments on the senior notes will be made;

•	the terms and conditions on which the senior notes may be redeemed at our option;

•	any of our obligation to redeem, purchase or repay the senior notes at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

•	any provisions for the discharge of our obligations relating to the senior notes by deposit of funds or United States government obligations;

•	whether the senior notes are to trade in book-entry form and the terms and any conditions for exchanging the global security in whole or in part for paper certificates;

•	any material provisions of the indenture described in this prospectus that do not apply to the senior notes;

•

any additional amounts with respect to the senior notes that Puget Energy will pay to a non-United States person because of any tax, assessment or governmental charge withheld or deducted and, if so, any option of Puget Energy to redeem the senior notes rather than pay these additional amounts;

•	any additional events of default; and

•	any other specific terms of the senior notes.

Federal income tax consequences and other special considerations applicable to any senior notes issued by Puget Energy at a discount will be described in the applicable prospectus supplement.

Senior notes may be presented for exchange. Registered senior notes may be presented for registration of transfer at the offices of the trustee and, subject to the restrictions set forth in the senior notes and in the applicable prospectus supplement, without service charge, but upon payment of any taxes or other governmental charges due in connection with the transfer, subject to any limitations contained in the indenture.

Distributions on the senior notes in registered form will be made at the office or agency of the trustee in its designated office. However, at our option, payment of any interest may be made by check or wire transfer. Payment of any interest due on senior notes in registered form will be made to the persons in whose names the senior notes are registered at the close of business on the record date for such interest payments. Payments made in any other manner will be specified in the applicable prospectus supplement.

Except as described below under “—Certain Covenants—Limitation on Liens,” the indenture does not limit our ability to incur other indebtedness or to issue other securities, including other series of debt securities.

The senior notes will not be guaranteed by, or otherwise be obligations of, our direct parent company, any of its direct or indirect subsidiaries other than us, or the members of the consortium that own our direct parent company, and will not be guaranteed by any of our affiliates.

Because we are a holding company, our rights and the rights of our creditors, including holders of the senior notes, in respect of claims on the assets of our subsidiaries, PSE and Puget LNG, upon any liquidation or administration are structurally subordinated to, and therefore will be subject to the prior claims of PSE’s and Puget LNG’s creditors (including any trade creditors, debt holders, secured creditors, taxing authorities and guarantee holders). the senior notes

Our ability to pay interest on the senior notes is dependent upon the receipt of dividends and other distributions from PSE. The availability of distributions from PSE is subject to the satisfaction of various covenants and conditions contained in PSE’s existing and future financing documents. See “Risk Factor – Risks Relating to Puget Energy’s Corporate Structure – As a holding company, we depend on PSE’s ability to pay dividends.”

Ranking

The senior notes will be:

•	our senior secured obligations;

•

pari passu in right of payment, to the extent of the value of the Collateral securing the senior notes, with all of our existing and future senior secured indebtedness (as of the date hereof, our obligations under our senior secured credit facility, our term loans and our existing senior secured notes constitute our only other senior secured indebtedness);

•	senior in right of payment to any of our future subordinated indebtedness; and

•	structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries, including PSE.

Because we are a holding company and substantially all of our operations are conducted by our subsidiaries (principally PSE), holders of our debt securities, including holders of the senior notes, will have a junior position to claims of creditors and certain security holders of our subsidiaries (PSE and Puget LNG), including any trade creditors, debt holders, secured creditors, taxing authorities and guarantee holders. To the extent that we may be a creditor with recognized claims against any of our subsidiaries, our claims would also be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of our subsidiaries and would be subordinated to any indebtedness or other liabilities of our subsidiaries senior to our interest. Certain of our operating subsidiaries, principally PSE, have ongoing corporate debt programs used to finance their business activities. We and PSE retain the ability to incur substantial additional indebtedness and other liabilities. Moreover, our ability to pay principal and interest on the senior notes is dependent upon the earnings of our subsidiaries and the distribution or other payments from our subsidiaries to us in the form of dividends, loans, advances or the repayment of loans and advances from us. The indenture does not contain any limitation on our ability to incur additional debt or on our subsidiaries’ ability to incur additional debt to us or to third parties. In addition, we lend funds to our subsidiaries PSE and Puget LNG from time to time through a demand promissory note.

No Guarantees

The senior notes will not be guaranteed by any of our subsidiaries or other affiliates. Because the senior notes will not be guaranteed by our subsidiaries, the senior notes will be structurally subordinated to all existing and future liabilities of our subsidiaries. See “—Ranking” above.

Security

General

The senior notes will be secured by liens (subject to Permitted Liens) on the same assets that secure our other Secured Obligations, including our Credit Agreement Obligations, which assets currently consist of: (a) subject to certain exceptions, substantially all of our tangible and intangible assets, other than real property, including 100% of the equity interests of PSE (the “Pledged PSE Stock”) and (b) 100% of the equity interests of Puget Energy, Inc., which are owned by our direct parent, Puget Equico LLC (the “Pledged Puget Energy Stock” and, collectively with the Pledged PSE Stock, the “Pledged Stock”).

The Collateral will exclude certain of our assets as more specifically set forth in the Collateral Documents, including without limitation, any lease, license, contract or agreement to which we are a party, and any of our rights or interests thereunder, if and to the extent that a security interest is prohibited by or in violation of (a) any law, rule or regulation applicable to us, or (b) a term, provision or condition of any such lease, license, contract, property right or agreement (unless such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest under the Collateral Agency Agreement pursuant to the Uniform Commercial Code as in effect from time to time in the State of New York (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the U.S. Bankruptcy Code) or principles of equity).

Under the terms of the Collateral Agency Agreement, the Collateral securing the senior notes will be shared equally and ratably (subject to Permitted Liens) with the liens securing other Secured Obligations, which includes the Credit Agreement Obligations, the existing senior secured note obligations and any future Additional Secured Obligations. As of the date hereof, obligations under our senior secured credit facility, our term loans and our existing senior secured notes constitute our only other Secured Obligations.

Pursuant to the indenture and the Collateral Documents relating to the senior notes, substantial additional Indebtedness may, without the consent of holders, constitute Secured Obligations. So long as any Credit Agreement Obligations remain outstanding and a Majority Non-Controlling Voting Party Enforcement Date has not occurred, the Authorized Representative for our senior secured credit facility will have the right to control the remedies with respect to the Collateral. See “—Collateral Agency Agreement.” Such rights, if exercised, could adversely affect the value of the Collateral on behalf of the holders of the senior notes. We will also be able to incur additional Secured Obligations and other Indebtedness and obligations secured by Permitted Liens. The amount of such obligations could be significant. The existence of any Permitted Liens could adversely affect the value of the Collateral securing the senior notes as well as the ability of the collateral agent to realize or foreclose on such Collateral. Your rights to the Collateral would be diluted by any increase in the obligations secured by such Collateral.

Sufficiency of Collateral

The Collateral has not been appraised in connection with this offering. The value of the Collateral and the amount to be received upon a sale of the Collateral will depend upon many factors including, among others, the condition of the Collateral and the energy industry, the ability to sell the Collateral in an orderly sale, the condition of the international, national and local economies, the availability of buyers and similar factors. The book value of the Collateral should not be relied on as a measure of realizable value for these assets. By their nature, portions of the Collateral are illiquid and may have no readily ascertainable market value. In addition, a significant portion of the Collateral includes assets that may only be usable, and thus retain value, as part of our existing business operations. Accordingly, any sale of such assets separate from the sale of our business operations may not be feasible or of significant value.

We and Puget Equico have limited obligations to perfect the security interest of the holders in certain specified Collateral. For example, the collateral agent and the other Authorized Representatives under the Collateral Agency Agreement may not have control over, and hence will not have a perfected security interest in, any of our deposit accounts.

After-acquired Collateral

From and after the issue date of the senior notes and subject to certain limitations and exceptions, if we acquire, or Puget Equico acquires, any property or asset that would constitute Collateral, pursuant to the terms of the Collateral Documents relating to the senior notes, holders of the senior notes will obtain a lien (subject to Permitted Liens) upon such property or asset as security for the senior notes. However, there can be no assurance that the trustee or the collateral agent will monitor, or that we or Puget Equico will inform the trustee or the collateral agent of, the future acquisition of property and rights that constitute Collateral, and that the necessary actions will be taken to properly perfect the security interest in such after-acquired property.

Foreclosure

Upon the occurrence and during the continuance of an Event of Default, the Collateral Agency Agreement provides for (among other available remedies) the foreclosure upon and sale of the applicable Collateral by the collateral agent, subject to any requirement that the Washington Commission and FERC consent to or approve the exercise of remedies by the collateral agent as described below, at the direction of the Controlling Authorized Representative as set forth in the Collateral Agency Agreement, and the distribution of the net proceeds of any such sale to the holders of Secured Obligations, including the holders on a pro rata basis, subject to the Collateral Agency Agreement. In the event of foreclosure on the Collateral, the proceeds from the sale of the Collateral may not be sufficient to satisfy in full our obligations under the senior notes. Pursuant to the Collateral Agency Agreement, only the collateral agent, acting at the direction of the Controlling Authorized Representative and the Required Voting Parties may exercise remedies with respect to the Liens securing Secured Obligations. The Credit Agreement Administrative Agent will be the Controlling Authorized Representative for so long as any

Credit Agreement Obligations are secured by the Collateral and thereafter the Authorized Representative for the holders of the largest class of outstanding Secured Obligations will be the Controlling Authorized Representative. Accordingly, holders may not ever have the right to control the remedies and the taking of other actions related to the Collateral.

Regulatory considerations may affect the ability of the collateral agent to exercise certain rights with respect to the Pledged Stock upon the occurrence of an Event of Default. Because PSE is a regulated public utility, such foreclosure proceedings, the enforcement of the Collateral Documents and the right to take other actions with respect to the Pledged PSE Stock and Pledged Puget Energy Stock may be limited and subject to regulatory approval. PSE is subject to regulation at the state level by the Washington Commission. At the federal level, it is subject to regulation by FERC. See “Business—Regulation and Rates” in our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference in this prospectus. Regulation by the Washington Commission and FERC includes regulation with respect to the change of control, transfer or ownership of utility property. In particular, such foreclosure proceedings, the enforcement of the pledge agreement and the right to take other actions or exercise other remedies with respect to the Pledged Stock could require approval by FERC and/or the Washington Commission. There can be no assurance that any such regulatory approval can be obtained on a timely basis, or at all.

Certain bankruptcy limitations

The right and ability of the collateral agent to repossess and dispose of the Collateral upon the occurrence of an Event of Default would be significantly impaired by applicable bankruptcy law in the event that a bankruptcy case were to be commenced by or against us or Puget Equico prior to the collateral agent having repossessed and disposed of the Collateral. Upon the commencement of a case for relief under the Bankruptcy Code, a secured creditor such as the collateral agent is prohibited from repossessing Collateral from a debtor in a bankruptcy case, or from disposing of Collateral repossessed from a debtor, without bankruptcy court approval.

In view of the broad equitable powers of a U.S. bankruptcy court, it is impossible to predict how long payments under the senior notes could be delayed following commencement of a bankruptcy case, whether or when the collateral agent could repossess or dispose of the Collateral, the value of the Collateral at the time of the bankruptcy petition or whether or to what extent holders would be compensated for any delay in payment or loss of value of the Collateral. The U.S. Bankruptcy Code permits only the payment and/or accrual of post-petition interest, costs and attorneys’ fees to a secured creditor during a debtor’s bankruptcy case to the extent the value of the Collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the Collateral.

Furthermore, in the event a bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the senior notes, the holders would hold secured claims only to the extent of the value of the Collateral, and unsecured claims with respect to any shortfall.

Any future pledge of the Collateral in favor of the collateral agent, including pursuant to the Collateral Documents relating to the senior notes delivered after the date of the sixth supplemental indenture, might be voidable by the pledgor (as debtor in possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, among others, if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the senior notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period.

See “Risk Factors—Risks Relating to the senior notes—Rights of holders in the Collateral may be adversely affected by bankruptcy proceedings” and “Risk Factors—Risks Relating to the senior notes—Any future pledge of the Collateral might be voidable in bankruptcy.”

Certain covenants with respect to the Collateral

The Collateral will be pledged pursuant to the Collateral Documents, which contain provisions relating to identification of the Collateral and the maintenance of perfected Liens securing obligations under the senior notes. The following is a summary of some of the covenants and provisions set forth in the Collateral Documents relating to the senior notes and the indenture as they relate to the Collateral.

The Collateral Documents provide that we and Puget Equico shall, at our and Puget Equico’s sole expense, do all acts which may be reasonably necessary, or as the collateral agent may reasonably request, to confirm that the collateral agent holds, for the benefit of the holders, duly created, enforceable and perfected Liens in the Collateral (subject to Permitted Liens) to the extent required by the indenture, and such Collateral Documents. As necessary, or upon reasonable request of the collateral agent, we and Puget Equico shall, at our and Puget Equico’s sole expense, execute, acknowledge and deliver such documents and instruments and take such other actions, which may be necessary, or as the collateral agent may reasonably request, to perfect and protect any pledge or security interest granted or purported to be granted by the Collateral Documents, including with respect to after acquired Collateral, to the extent required thereunder.

The Collateral Documents provide that we will (a) cause PSE not to issue any equity interests in addition to or in substitution for the equity interests issued by PSE, except to us, and (b) pledge, immediately upon our acquisition (directly or indirectly) thereof, any and all additional equity interests issued to us by PSE.

Collateral Agency Agreement

The trustee has signed a joinder to the Collateral Agency Agreement as Authorized Representative for the holders of all notes issued under the indenture, including the senior notes. The Collateral Agency Agreement governs the rights of the holders of Secured Obligations, including the holders, with respect to the Collateral, and may be amended from time to time without the consent of the trustee or the holders to add other parties holding Additional Secured Obligations permitted to be incurred under the indenture, our senior secured credit facility, our term loans, any other Security Documents and the Collateral Agency Agreement.

Under the Collateral Agency Agreement, only the Controlling Authorized Representative has the right to instruct the collateral agent to commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Collateral, whether under any Security Document, applicable law or otherwise. Only the collateral agent, acting on the instructions of the Controlling Authorized Representative or the Required Voting Parties and in accordance with the applicable Security Documents, is entitled to take any such actions or exercise any such remedies with respect to the Collateral and the Authorized Representatives of all other classes of Secured Obligations have no right to instruct the collateral agent or otherwise take actions with respect to the Collateral except as described below, even though all holders of Secured Obligations will share equally and ratably in the proceeds. The Controlling Authorized Representative will initially be the Authorized Representative for our senior secured credit facility. The trustee, who will act as Authorized Representative in respect of the senior notes, will have no rights to take any action under the Collateral Agency Agreement except as described below.

The Authorized Representative for our senior secured credit facility will be the Controlling Authorized Representative for so long as any Credit Agreement Obligations are secured by the Collateral and thereafter, the Controlling Authorized Representative will be the Authorized Representative of the class of Secured Obligations that constitutes the largest outstanding principal amount of any then-outstanding class of Secured Obligations with respect to the Collateral; provided, in each case, that if there occurs one or more Majority Non-Controlling Voting Party Enforcement Dates, the Controlling Authorized Representative will be the Authorized Representative representing the largest principal amount of Secured Obligations then outstanding.

The “Majority Non-Controlling Voting Party Enforcement Date” is, with respect to any Series of Secured Obligations, the date which is 90 days (throughout which 90-day period such Series of Secured Obligations was the Series constituting the Majority Non-Controlling Voting Parties) after the occurrence of both (a) an Event of Default (under and as defined in the Credit Document applicable to such Majority Non-Controlling Voting Parties) and (b) the collateral agent’s and each other Authorized Representative’s receipt of written notice from the Authorized Representative for the Majority Non-Controlling Voting Parties certifying that (i) the holders of such Series of Secured Obligations are the Majority Non-Controlling Voting Parties and that an Event of Default (under and as defined in the Credit Document applicable to such Majority Non-Controlling Voting Parties) has occurred and is continuing and (ii) the Secured Obligations of such Series are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Credit Document governing the Series for such Majority Non-Controlling Voting Parties; provided that such 90-day period will be stayed and the Majority Non-Controlling Voting Party Enforcement Date will be stayed and shall not occur and will be deemed not to have occurred with respect to any Collateral (A) at any time the collateral agent has commenced and is diligently pursuing any enforcement action with respect to such Collateral or (B) at any time we are, or Puget Equico or any grantor which has granted a security interest in such Collateral is, then a debtor under or with respect to any Insolvency or Liquidation Proceeding.

Only the collateral agent will act with respect to the Collateral. The Controlling Authorized Representative and the Required Voting Parties will have the sole right to instruct the collateral agent to act or refrain from acting with respect to the Collateral. No representative of any non-controlling secured party may contest, protest or object to any foreclosure proceeding or action brought by the collateral agent or any other exercise by the collateral agent of any rights and remedies relating to the Collateral or cause the collateral agent to do so. The foregoing shall not be construed to limit the rights and priorities of any Secured Party or Authorized Representative with respect to any property which does not constitute Collateral. Neither the collateral agent nor any other Authorized Representative will accept any Lien on any Collateral other than pursuant to the Collateral Documents.

If an event of default has occurred and is continuing under any Credit Document and the collateral agent is taking action to enforce rights in respect of any Collateral, or any distribution is made with respect to any Collateral in any bankruptcy proceeding of us or Puget Equico or any Secured Party receives any payment pursuant to any Security Documents (other than the Collateral Agency Agreement) with respect to any Collateral, the proceeds of any sale, collection or other liquidation of any such Collateral by any Secured Party or received by the collateral agent or any other Secured Party pursuant to any such Credit Document with respect to such Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the paragraph immediately following) to which the Secured Obligations are entitled under any agreement (other than the Collateral Agency Agreement) will be applied pursuant to the Collateral Agency Agreement in the following order of priority:

•

First, to the payment of the costs and expenses of such exercise of remedies, including reasonable out-of-pocket costs and expenses of the Agents, the reasonable fees and expenses of their agents and counsel and all other reasonable expenses incurred and advances made by the Agents in that connection;

•

Next, to the payment in full of the remaining Secured Obligations equally and ratably in accordance with their respective amounts then due and owing in respect of the Credit Documents, or as the Secured Parties holding the same may otherwise unanimously agree; and

•

Finally, subject to the rights of any other holder or holders of any Lien on the relevant Collateral, to the payment to us, or our respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

Holders of Secured Obligations of each class (and not the Secured Parties of any other class) bear the risk of any determination by a court of competent jurisdiction that (a) any of the Secured Obligations of such class are unenforceable under applicable law or are subordinated to any other obligations (other than another class of Secured Obligations) and (b) any of the Secured Obligations of such class do not have an enforceable security interest in any of the Collateral securing any other class of Secured Obligations.

In any Insolvency or Liquidation Proceeding and prior to the Discharge of Secured Obligations, the collateral agent (acting at the direction of the Required Voting Parties) on behalf of all Secured Parties and Authorized Representatives, may consent to any order: (a) for use of cash collateral; (b) approving a debtor-in-possession financing secured by a Lien upon any property of the estate in such Insolvency or Liquidation Proceeding; (c) granting any relief on account of Secured Obligations as adequate protection (or its equivalent) for the benefit of the Secured Parties in the Collateral subject to Liens granted to the collateral agent, for the benefit of the Secured Parties; or (d) relating to a sale of our assets or assets of Puget Equico that provides, to the extent the Collateral sold is to be free and clear of Liens, that all Liens granted to the collateral agent, for the benefit of the Secured Parties will attach to the proceeds of the sale; provided, however, that any Secured Party will retain the right to object to any cash collateral, debtor-in-possession financing or adequate protection order to the extent such order provides for priming of Liens over any Collateral if the terms thereof, including the terms of adequate protection (if any) granted to the Secured Parties in connection therewith, do not provide for materially equal treatment to all Secured Parties.

Unless at the direction of, or as consented to by, the Required Voting Parties, the Secured Parties will not file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral under the Liens granted to the collateral agent, for the benefit of the Secured Parties, except that, without any action by the Required Voting Parties, they may vote their claims in respect of the Series of Secured Obligations owed to them in connection with, and have their right to object to, the confirmation of any plan of reorganization or similar dispositive restructuring plan to the extent any such action is not inconsistent with their obligations under the Collateral Agency Agreement. If any Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of Puget Equico or us for any reason, including without limitation, because it was found to be a fraudulent or preferential transfer, any amount paid in respect of the Secured Obligations, whether received as proceeds of security, enforcement of any right of set-off or otherwise, then such Secured Party will be entitled to a reinstatement of the Secured Obligations with respect to all such recovered amounts. In such event, (a) the Discharge of Secured Obligations or Discharge of Credit Agreement Obligations, as applicable, will be deemed not to have occurred and (b) if the Collateral Agency Agreement has been terminated prior to such recovery or avoidance action, the Collateral Agency Agreement will be reinstated in full force and effect, and such prior termination will not diminish, release, discharge, impair or otherwise affect the obligations of the parties thereto from such date of reinstatement.

Each Secured Party, including the holders and the trustee, agrees that (a) it will not challenge or question in any proceeding the validity or enforceability of any Secured Obligations of any Series or any Credit Document or the validity, attachment, perfection or priority of any Lien under any Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of the Collateral Agency Agreement; (b) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Collateral by the collateral agent, (c) except in accordance with the Collateral Agency Agreement, it will have no right to direct the collateral agent or any other Secured Party to exercise any right, remedy or power with respect to any Collateral unless such Secured Party is the Controlling Authorized Representative, (d) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the collateral agent or any other Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Collateral, and none of the collateral agent, any Controlling Authorized Representative or any other Secured Party will be liable for any action taken or omitted to be taken by the collateral agent, such Controlling Authorized Representative or other Secured Party with respect to any Collateral in accordance with the provisions of the Collateral Agency Agreement, (e) it will not seek, and hereby waives any right, to have any Collateral or any part thereof marshalled upon any foreclosure or other disposition of such Collateral, (f) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of the Collateral Agency Agreement, and (g) it will not (shall waive any right to) contest or support any other person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by the collateral agent on behalf of any of the Secured Parties in all or any part of the Collateral, or the provisions of the Collateral Agency Agreement.

Notwithstanding the foregoing, a Secured Party will not be prohibited from taking the following actions: (a) in any Insolvency or Liquidation Proceeding commenced by or against us or Puget Equico, each Secured Party may file a claim or statement of interest with respect to its Series of Secured Obligations, as applicable, (b) each Authorized Representative may take and may direct the collateral agent to take any action (not adverse to the Liens of the collateral agent securing the Secured Parties) in order to preserve or protect its interest in and Liens created by the Security Documents on the Collateral, (c) the Secured Parties will be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of their claims, including any claims secured by the Collateral, if any, (d) in any Insolvency or Liquidation Proceeding, the Secured Parties will be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of Puget Equico or us arising under either Debtor Relief Laws or applicable non-bankruptcy law, in each case not in contravention of the terms of the Collateral Agency Agreement, (e) in any Insolvency or Liquidation Proceeding, the Secured Parties will be entitled to vote on any plan of reorganization, and (f) both before and during an Insolvency or Liquidation Proceeding, any Secured Party may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of an Insolvency or Liquidation Proceeding against us or Puget Equico in accordance with applicable law and the termination of any agreement by the holder of any such obligation in accordance with the terms thereof.

Each Secured Party agrees that if it obtains possession of any Collateral or realizes any proceeds or payment in respect of any such Collateral pursuant to any Collateral Document or by the exercise of any rights available to it under applicable law or in any insolvency or liquidation proceeding or through any other exercise of remedies at any time prior to the Discharge of each of the Secured Obligations (determined, solely for this purpose, as if the Secured Obligations owing to such Secured Party did not exist), then it will hold such Collateral, proceeds or payment in trust for the other Secured Parties and promptly transfer such Collateral, proceeds or payment, as the case may be, to the collateral agent, to be distributed in accordance with the Collateral Agency Agreement.

The collateral agent, on behalf of the holders of the senior notes and each other Secured Party, will acknowledge that the Secured Obligations of any class may, subject to the limitations set forth in the other Credit Documents outstanding at such time, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in the Collateral Agency Agreement defining the relative rights of the Secured Parties of any class.

Collateral Agent

Pursuant to the Collateral Agency Agreement, we have appointed JPMorgan Chase Bank, N.A. to serve as the collateral agent for the benefit of the Secured Parties.

Additional debt

To the extent, but only to the extent, permitted by the provisions of the then-extant Credit Documents, we may incur or issue and sell one or more classes of additional Indebtedness. The obligations in respect of any such additional Indebtedness may be secured by a Lien on the Collateral on a pari passu basis, in each case under and pursuant to the Collateral Documents, if and subject to the condition that the representative of any such additional class or series of Indebtedness, acting on behalf of the holders of such Indebtedness, becomes a party to the Collateral Agency Agreement by satisfying the conditions set forth therein.

Release of Collateral

The Collateral Documents relating to the senior notes and the indenture provide that the Liens on the Collateral may be released:

(a)	in whole, upon the Discharge of the Secured Obligations;

(b)

as to any Collateral that is released, sold, transferred or otherwise disposed of by us or Puget Equico to a person that is not (either before or after such release, sale, transfer or disposition) us or Puget Equico in a transaction or other circumstance that complies with the terms of the then-extant Credit Documents (for so long as any Credit Document is in effect) and is permitted by all of the then-extant Credit Documents, at the time of such release, sale, transfer or other disposition or to the extent of the interest released, sold, transferred or otherwise disposed of;

(c)

as to a release of less than all or a material portion of the Collateral, at any time prior to the Discharge of Secured Obligations, if consent to the release of all Liens on such Collateral has been given by the Required Voting Parties; and

(d)

as to a release of all or any material portion of the Collateral (other than upon the Discharge of Secured Obligations), if consent to release of that Collateral has been given by the Unanimous Voting Parties.

Upon request by the collateral agent at any time, the Secured Parties will confirm in writing the collateral agent’s authority to release its interest in particular types or items of property pursuant to the Collateral Agency Agreement. In each case as specified in the Collateral Agency Agreement, the collateral agent will (and each Secured Party irrevocably authorizes the collateral agent to), at our expense, execute and deliver to us or Puget Equico, as applicable, such documents as such person may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents, in accordance with the terms of the Collateral Agency Agreement or any other Credit Document.

Under the Collateral Agency Agreement, if at any time the collateral agent forecloses upon or otherwise exercises remedies against any Collateral, then (whether or not any insolvency or liquidation proceeding is pending at the time) the Liens in favor of the collateral agent for the benefit of the holders and the Liens upon such Collateral securing all other Secured Obligations will automatically be released and discharged pursuant to the Collateral Agency Agreement and the Collateral Documents. However, any proceeds of any Collateral realized therefrom will be applied as described under “—Collateral Agency Agreement.”

Amendments

The collateral agent may, without obtaining the consent of the Required Voting Parties or any other Secured Party other than as set forth in the Collateral Agency Agreement, modify any Security Document to which it is a party or the Collateral Agency Agreement to (a) cure any ambiguity or to cure, correct or supplement any provision contained therein which is inconsistent with any other provisions contained therein, (b) make, complete or confirm any grant of Collateral permitted or required by the Collateral Agency Agreement or the Security Documents or any release of any Collateral permitted under the Collateral Agency Agreement, or (c) to make changes that would provide additional benefits or rights to the Secured Parties.

Subject to certain exceptions, the Collateral Agency Agreement may be amended with the consent of the Required Voting Parties provided that if any amendment adversely affects us or any class of Secured Obligations, consent of the Authorized Representative for such class or of us, as applicable, is required.

Authorization of actions to be taken

Each holder of senior notes, by its acceptance thereof, will be deemed to have consented and agreed to the terms of each Collateral Document, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of the indenture, to have authorized and directed the trustee to enter into a joinder agreement to the Collateral Agency Agreement, and to have authorized and empowered the trustee and (through the Collateral Agency Agreement) the collateral agent to bind the holders of senior notes as set forth in the Collateral Documents to which they are a party and to perform its respective obligations and exercise its respective rights and powers thereunder.

Certain Covenants

Merger, Consolidation, Sale, Lease or Conveyance

The indenture will provide that we may not, directly or indirectly (a) consolidate or merge with or into another person, whether or not we are the surviving corporation, or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of our or our subsidiaries’ properties or assets taken as a whole, in one or more related transactions, to another person, unless:

(i)

either (A) we are the surviving corporation or (B) the person formed by or surviving any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided that if the person is a partnership or limited liability company, then a corporation that (1) is wholly owned by such person, (2) is organized or existing under the laws of the United States, any state of the United States or the District of Columbia, and (3) does not and will not have any material assets or operations, shall become a co-issuer of the senior notes pursuant to a supplemental indenture duly executed by the trustee;

(ii)

the person formed by or surviving any such consolidation or merger (if other than us) or the person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of our obligations under the senior notes and the indenture pursuant to a supplemental indenture or other documents and agreements reasonably satisfactory to the trustee; and

(iii)	immediately after such consolidation or merger, no Event of Default exists; and

(iv)	we deliver an officer’s certificate and opinion of counsel to the trustee stating that such transaction is authorized under the indenture.

In addition, we may not, directly or indirectly, lease all or substantially all of our properties or assets, in one or more related transactions, to any other person.

Limitations on Liens

So long as the senior notes are outstanding, we will not pledge, mortgage, hypothecate or grant a security interest in, or permit any mortgage, pledge, security interest or other lien upon, the Collateral, other than Permitted Liens. For purposes of this covenant, “Indebtedness” means all indebtedness, whether or not represented by bonds, debentures, notes or other securities, created or assumed by us for the repayment of money borrowed.

Limitation on Sale-Leaseback Transactions

We will not enter into any sale-leaseback transaction involving any of our properties whether now owned or hereafter acquired, whereby we sell or transfer such properties and then or thereafter lease such properties or any part thereof or any other properties which we intend to use for substantially the same purpose or purposes as the properties sold or transferred.

Reports and Other Information

Whether or not required by the SEC’s rules and regulations, so long as any senior notes are outstanding, we will furnish to the trustee and holders of senior notes or cause the trustee to furnish to the holders of senior notes:

(a)

within 90 days of the end of each fiscal year and within 60 days of the end of each fiscal quarter, all annual and quarterly reports that would be required to be filed with the SEC on Forms 10-K and 10-Q if we were required to file such reports; and

(b)

within the time periods specified in the SEC’s rules and regulations that would be applicable if we were subject to such rules and regulations, all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports.

All such reports will be prepared, within the time periods specified above, in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on our consolidated financial statements by our independent registered public accounting firm or independent auditors. In addition, we will file a copy of each of the reports referred to in clauses (a) and (b) above with the SEC for public availability within the time periods specified in clauses (a) and (b) above (unless the SEC will not accept such a filing). We agree that we will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept our filings for any reason, we will use our reasonable best efforts to post the reports referred to in the preceding paragraph on our website within the time periods specified above. To the extent such filings are made, the reports will be deemed to be furnished to the trustee and holders of senior notes on the date filed.

In addition, for so long as any senior notes remain outstanding, we will furnish to prospective purchasers of senior notes, upon their request, the information described above as well as any other information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act for compliance with Rule 144A. Delivery of reports, information and documents to the trustee is for informational purposes only and its receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the indenture or the notes (as to which the trustee is entitled to rely exclusively on officers’ certificates). The trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, our compliance with the covenants or with respect to any reports or other documents filed with the SEC or EDGAR or any website under the indenture, or participate in any conference calls.

Information Regarding Collateral

We will furnish to the collateral agent prompt written notice of any change in our (a) legal name, (b) jurisdiction of incorporation, or (c) identity or corporate structure. We will agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made or will have been made within any applicable statutory period under the Uniform Commercial Code or otherwise that are required in order for the collateral agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. We also agree promptly to notify the collateral agent if any material portion of the Collateral is damaged, destroyed or condemned.

In addition, each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year, we will deliver to the trustee a certificate of a financial officer setting forth the information required pursuant to the schedules required by the Security Documents or confirming that there has been no change in such information since the date of the prior annual financial statements.

No Liability of Directors, Officers, Employees, Incorporators and Shareholders

None of our directors, officers, employees, incorporators, members or shareholders, as such, will have any liability for any of our obligations under the senior notes or the indenture or for any claim based on, in respect of, or by reason of, such obligations. Each holder of senior notes by accepting a senior note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the senior notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Events of Default

Any one or more of the following events with respect to the senior notes that has occurred and is continuing will constitute an “Event of Default” with respect to the senior notes under the indenture:

(a)	failure to pay interest within 30 days after the same becomes due and payable;

(b)	failure to pay the principal of, or any premium on, the senior notes at maturity, upon redemption, upon required purchase, upon acceleration or otherwise;

(c)

failure to perform or breach of any covenant, representation, warranty or other agreement contained in the indenture, the senior notes or the Security Documents (other than a default referred to in clauses (a) and (b) above) for 60 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the senior notes as provided in the indenture unless the trustee, or the trustee and the holders of a principal amount of the senior notes not less than the principal amount of the senior notes the holders of which gave such notice, as the case may be, agree in writing to an extension of such period before its expiration; provided, however, that the trustee, or the trustee and the holders of such principal amount of the senior notes, as the case may be, will be deemed to have agreed to an extension of such period if corrective action is initiated by us within such period and is being diligently pursued;

(d)

the occurrence of a matured event of default, as defined in any of our instruments or any Significant Subsidiary’s instruments under which there is or by which there is evidenced any Indebtedness of us or any Significant Subsidiary, that has resulted in the acceleration of such Indebtedness in excess of $100 million, or any default in payment of Indebtedness in excess of $100 million at final maturity, after the expiration of any applicable grace or cure periods; provided, however, that the waiver or cure of any such default under any such instrument or Indebtedness shall constitute a waiver and cure of the corresponding Event of Default under the indenture and the rescission and annulment of the consequences thereof shall constitute a rescission and annulment of the corresponding consequences under the indenture;

(e)	certain events of bankruptcy or insolvency described in the indenture with respect to us or any Significant Subsidiary;

(f)

our repudiation of any of our obligations under any of the Security Documents or the unenforceability of any of the Security Documents against us for any reason if such unenforceability shall be applicable to (i) Collateral having an aggregate Fair Market Value of $100 million or more or (ii) the Pledged Stock and any such unenforceability has not been cured within 60 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the senior notes as provided in the indenture;

(g)

any Security Document or any lien purported to be granted thereby on (i) the Pledged Stock or (ii) assets having a Fair Market Value in excess of $100 million is held in any judicial proceeding to be unenforceable or invalid, in whole or in part, or ceases for any reason (other than pursuant to a release that is delivered or becomes effective as set forth in the indenture) to be fully enforceable and perfected and any such unenforceability or lack of perfection has not been cured within 60 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the senior notes as provided in the indenture; and

(h)	the failure by us to pay final judgments aggregating in excess of $100 million, which judgments are not paid, discharged or stayed for a period of 60 days.

As used herein, “Fair Market Value” means the value that would be paid by a willing buyer to a willing seller in a transaction not involving distress or necessity of either party, determined in good faith by our chief financial officer or our board of directors.

Remedies

Acceleration of Maturity

In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to us or any Significant Subsidiary, then the principal, premium, if any, and accrued interest on the senior notes will be immediately due and payable, without any declaration or other act on the part of the trustee or any holder. If any other Event of Default occurs and is continuing, then either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding senior notes may declare the principal amount of all of the outstanding senior notes to be due and payable immediately by written notice to us (and to the trustee if given by holders); provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of securities outstanding under the indenture, including the senior notes, the trustee or the holders of not less than 25% in aggregate principal amount of such securities, considered as one class, may make such declaration of acceleration and not the holders of any one series of such securities.

At any time after such a declaration of acceleration with respect to any series of securities outstanding under the indenture has been made, but before a judgment or decree for payment of the money due has been obtained, such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if

(a)	We have paid or deposited with the trustee a sum sufficient to pay:

(i)	all overdue interest, if any, on all securities of such series;

(ii)

the principal of and premium, if any, on any securities of such series which have become due otherwise than by such declaration of acceleration and interest, if any, thereon at the rate or rates prescribed therefor in such securities;

(iii)	interest, if any, upon overdue interest, if any, at the rate or rates prescribed therefor in the securities, to the extent that payment of such interest is lawful; and

(iv)	all amounts due to the trustee under the indenture in respect of compensation and reimbursement of expenses; and

(b)

all Events of Default with respect to the securities of such series, other than the nonpayment of the principal of the securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the indenture.

Right to Direct Proceedings

If an Event of Default with respect to any series of securities outstanding under the indenture occurs and is continuing, the holders of a majority in principal amount of such securities will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee or exercising any trust or power conferred on the trustee; provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of securities outstanding under the indenture, the holders of a majority in aggregate principal amount of the outstanding securities of all such series, considered as one class, will have the right to make such direction, and not the holders of the securities of any one of such series; and provided, further, that (a) such direction does not conflict with any rule of law or with the indenture, and could not involve the trustee in personal liability in circumstances where indemnity would not, in the trustee’s sole discretion, be adequate, (b) the trustee does not determine that the action so directed would be unjustly prejudicial to the holders of such series of securities not taking part in such direction and (c) the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

Limitation on Right to Institute Proceedings

No holder of any senior note will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or for any other remedy thereunder unless:

(a)	such holder has previously given to the trustee written notice of a continuing Event of Default with respect to the senior notes;

(b)

the holders of at least 25% in aggregate principal amount of securities of all series outstanding under the indenture in respect of which such Event of Default has occurred, considered as one class, have made written request to the trustee to institute proceedings in respect of such Event of Default and have offered the trustee indemnity satisfactory to it against costs, losses, expenses and liabilities to be incurred in complying with such request; and

(c)

for 60 days after receipt of such notice, the trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of securities then outstanding under the indenture.

Furthermore, no holder of senior notes will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders of senior notes (it being understood that the trustee shall not have an affirmative duty to ascertain whether or not any such action is unduly prejudicial to any other Holder).

No Impairment of Right to Receive Payment

Notwithstanding that the right of a holder of senior notes to institute a proceeding with respect to the indenture is subject to certain conditions precedent, each holder of a senior note will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on such senior note when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired or affected without the consent of such holder.

Notice of Default

The trustee is required to give the holders of securities outstanding under the indenture notice of any default under the indenture to the extent required by the Trust Indenture Act, unless such default has been cured or waived, except that no such notice to holders of a default of the character described in clause (c) under “—Events of Default” may be given until at least 75 days after the occurrence thereof. For purposes of the preceding sentence, the term “default” means any event which is, or after notice or lapse of time, or both, would become, an Event of Default. The Trust Indenture Act currently permits the trustee to withhold notices of default (except for certain payment defaults) if the trustee in good faith determines the withholding of such notice to be in the interests of the holders. The trustee shall not be deemed to have knowledge of, or be required to act (including the sending of any notice), based on any event unless a responsible officer of the Trustee within the Trustee’s corporate trust department (i) receives written notice of such an event or (ii) has obtained “actual knowledge” of such an event.

Reporting

The indenture requires that certain of our officers certify, on or before a date not more than 120 days after the end of each fiscal year, that to the best of those officers’ knowledge, we have fulfilled all our obligations under the indenture. We are also obligated to notify the trustee of any default or defaults in the performance of any covenants or agreements under the indenture, but a failure by us to deliver such notice of a default will not constitute a default under the indenture if we have remedied such default within any applicable cure period.

Modification of Indenture

Modifications Without Consent

We and the trustee may enter into one or more supplemental indentures without the consent of any holders of the senior notes, for any of the following purposes:

(a)	to evidence the succession of another person to the Company and the assumption by any such successor of the covenants of such party;

(b)	to add one or more covenants of the Company or other provisions for the benefit of holders of the senior notes, or to surrender any right or power conferred upon us by the indenture;

(c)

to change or eliminate any provision of the indenture or to add any new provision to the indenture, provided that if such change, elimination or addition adversely affects the interests of the holders of the senior notes in any material respect, such change, elimination or addition will become effective only when no senior notes are outstanding;

(d)	to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

(e)

to make, complete or confirm any grant of Collateral permitted or required by the Security Documents or, with the consent of the collateral agent, any release of Collateral that becomes effective as set forth in the Security Documents;

(f)	to establish the form or terms of securities of any series or tranche under the indenture as permitted by the indenture;

(g)

provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the holders thereof, and for any and all other matters incidental thereto;

(h)	to evidence and provide for the acceptance of appointment by a successor trustee;

(i)	to provide for the procedures required to permit the utilization of a non-certificated system of registration for all, or any series or tranche of, the securities under the indenture;

(j)	to change any place or places where

(i)	the principal of and premium, if any, and interest, if any, on all or any series of securities under the indenture, or any tranche thereof, will be payable,

(ii)	all or any series of securities under the indenture, or any tranche thereof, may be surrendered for registration of transfer,

(iii)	all or any series of securities under the indenture, or any tranche thereof, may be surrendered for exchange, and

(iv)	notices and demands to or upon us in respect of all or any series of securities under the indenture, or any tranche thereof, and the indenture may be served;

(k)

to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or to make any other changes to the provisions thereof or to add other provisions with respect to matters and questions arising under the indenture, so long as such other changes or additions do not adversely affect the interests of the holders of any series or tranche of securities under the indenture in any material respect; or

(l)	to waive the rights of other secured debt holders.

In addition, if the Trust Indenture Act is amended after the date of the original indenture in such a way as to require changes to the indenture or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the original indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the indenture, the indenture will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination, and we and the trustee may, without the consent of any holders of securities outstanding under the indenture, enter into one or more supplemental indentures to evidence such amendment.

Modifications Requiring Consent

Except as provided above, the consent of the holders of a majority in aggregate principal amount of all series of securities then outstanding under the indenture, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the indenture pursuant to one or more supplemental indentures; provided, however, that if less than all of the series of securities outstanding under the indenture are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of outstanding securities of all series so directly affected, considered as one class, will be required; and provided, further, that if the securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but less than all, of such tranches, then the consent only of the holders of a majority in aggregate principal amount of the outstanding securities of all tranches so directly affected, considered as one class, will be required; and provided, further, that no such supplemental indenture may:

(a)	reduce the principal amount of or change the stated maturity of any installment of principal of the senior notes;

(b)	reduce the rate of or change the stated maturity of any interest payment on the senior notes;

(c)

reduce the amount payable upon the redemption of the senior notes, in respect of an optional redemption, change the times at which the senior notes may be redeemed or, once notice of redemption has been given, the time at which they must thereupon be redeemed;

(d)

waive an Event of Default in the payment of principal of, or premium, if any, or interest on the senior notes (except a rescission of acceleration of such senior notes by the holders of at least a majority in aggregate principal amount of such senior notes and a waiver of the payment default that resulted from such acceleration);

(e)	make the senior notes payable in money other than that stated in the senior notes;

(f)

impair the right of any holder of the senior notes to receive any principal payment or interest payment on such holder’s senior notes, on or after the stated maturity thereof, or to institute suit for the enforcement of any such payment;

(g)	make any change in the percentage of the principal amount of the senior notes required for amendments or waivers; or

(h)	modify or change any provision of the indenture affecting the ranking of the senior notes in a manner adverse to the holders of the senior notes.

It is not necessary for holders to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if their consent approves the substance thereof.

Neither we nor any of our subsidiaries or affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the senior notes unless such consideration is offered to be paid or agreed to be paid to all holders of the senior notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

A supplemental indenture which changes or eliminates any covenant or other provision of the indenture which has expressly been included solely for the benefit of the holders of, or which is to remain in effect only so long as there shall be outstanding, securities of one or more specified series outstanding under the indenture, or one or more tranches thereof, or modifies the rights of the holders of securities of such series or tranches with respect to such covenant or other provision, will be deemed not to affect the rights under the indenture of the holders of the securities of any other series or tranche.

If the supplemental indenture or other document establishing any series or tranche of securities under the indenture so provides, and as specified in the applicable offering memorandum, prospectus supplement and/or pricing supplement, the holders of such securities will be deemed to have consented, by virtue of their purchase of such securities, to such supplemental indenture or other document containing the additions, changes or eliminations to or from the indenture which are specified in such supplemental indenture or other document, no act of such holders will be required to evidence such consent and such consent may be counted in the determination of whether the holders of the requisite principal amount of securities have consented to such supplemental indenture.

Satisfaction and Discharge

The senior notes, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the indenture and, at our election, our entire indebtedness in respect thereof will be deemed to have been satisfied and discharged, if there shall have been irrevocably deposited with the trustee, in trust:

(a)	money in an amount which will be sufficient,

(b)

in the case of a deposit made before the maturity of such senior notes, Eligible Obligations (as described below), which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the trustee, will be sufficient, or

(c)	a combination of (a) and (b) which will be sufficient,

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Indenture Securities. For this purpose, Eligible Obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof, and such other obligations or instruments as shall be specified in an accompanying prospectus supplement.

The indenture will be deemed to have been satisfied and discharged when no Indenture Securities remain outstanding thereunder and we have paid or caused to be paid all other sums payable by us under the indenture.

Our right to cause our entire indebtedness in respect of any senior notes to be deemed to be satisfied and discharged as described above will be subject to the delivery to the trustee of an opinion of counsel to the effect that in connection with any such deposit above, the holders of such senior notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of our indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

Concerning the Trustee

Computershare Trust Company, National Association, as Successor Trustee to Wells Fargo Bank, National Association, is the trustee under the indenture.

Except during the continuance of an Event of Default, the trustee need perform only those duties that are specifically set forth in the indenture and no others, and no implied covenants or obligations will be read into the indenture against the trustee. In case an Event of Default has occurred and is continuing, the trustee will exercise those rights and powers vested in it by the indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of their own affairs. No provision of the indenture will require the trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties thereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

The indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee, should it become a creditor of us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us and our affiliates; provided that if it acquires any conflicting interest it must either eliminate the conflict within 90 days, apply to the SEC for permission to continue or resign.

The trustee assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information. Neither the trustee nor any paying agent shall be responsible for determining whether any asset disposition has occurred and whether any asset sale offer with respect to the senior notes is required. Neither the trustee nor any paying agent shall be responsible for determining whether any change of control has occurred and whether any change of control offer with respect to the senior notes is required. Neither the trustee nor any paying agent shall be responsible for monitoring our credit rating status, making any request upon any rating agency or determining whether any rating event with respect to the senior notes has occurred.

Governing Law

The indenture and the senior notes shall be governed by, and construed in accordance with, the laws of the State of New York.

Definitions

“Additional Credit Document” means any designated indenture, note, promissory note, instrument or other agreement entered into by us after the date of the Collateral Agency Agreement, if any, pursuant to which we will incur additional obligations which shall constitute Additional Secured Obligations from time to time, to the extent permitted under the Credit Documents, and which have been designated as Additional Credit Documents in accordance with the Collateral Agency Agreement.

“Additional Secured Obligations” means any of our indebtedness and obligations arising under any Additional Credit Document that we designate as Additional Secured Obligations in accordance with the terms of the Collateral Agency Agreement, in each case to the extent permitted (if addressed therein, or, otherwise, not prohibited) under the senior secured credit facility and the other Credit Documents as of the date of such designation; provided that the holder of such indebtedness or other obligations (or the agent, trustee or representative acting on behalf of the holder of such indebtedness or other obligation) is either a party to the Collateral Agency Agreement or shall have executed and delivered to the collateral agent a Joinder Agreement pursuant to which such holder (or such agent, trustee or representative acting on behalf of such holder) has become a party to the Collateral Agency Agreement and has agreed to be bound by the obligations of a “Secured Party” under the terms of the Collateral Agency Agreement. Subject to meeting the requirements of the preceding sentence, Additional Secured Obligations will include (a) advances to us and our debts, liabilities, obligations, covenants and duties arising under any Additional Credit Documents, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against us, of any proceeding under any Debtor Relief Laws naming such person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, (b) the obligation to pay principal, interest, reimbursement obligations, charges, expenses, fees, attorney fees and expenses, indemnities and other amounts payable by us under any Additional Credit Document, and (c) our obligation to reimburse any amount in respect of any of the foregoing that any Additional Secured Party, in its sole discretion, may elect to pay or advance on our behalf.

“Additional Secured Parties” means any holders of any Additional Secured Obligations and any Authorized Representative with respect thereto.

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control,” when used with respect to any specified person, means the power to direct generally the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agents” means, collectively, the Credit Agreement Administrative Agent and the collateral agent, each Authorized Representative and each of their respective successors and assigns.

“Authorized Representative” means (a) in the case of any Credit Agreement Obligations or the lenders under our senior secured credit facility, the Credit Agreement Administrative Agent, (b) in the case of any Secured Hedge Obligations and the Interest Rate Hedge Banks, such Interest Rate Hedge Bank or any person appointed by such Interest Rate Hedge Bank to act as its agent or representative, (c) in the case of the indenture, the senior notes and our existing senior secured notes, the trustee, and (d) in the case of any Series of Additional Secured Obligations or Additional Secured Parties that become subject to the Collateral Agency Agreement after the date hereof, the Authorized Representative named for such Series in the applicable Joinder Agreement.

“Business Day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies in the place of payment are generally authorized or required by law, regulation or executive order to remain closed.

“Collateral” means all the “Collateral,” as defined in each of the Security Documents.

“Collateral Agency Agreement” means the Amended and Restated Collateral Agency Agreement, dated as of February 6, 2009 and amended and restated as of May 10, 2010 and further amended as of February 10, 2012, and as supplemented by a Joinder Agreement thereto dated as of December 6, 2010, among the collateral agent, the Credit Agreement Administrative Agent, certain authorized representatives, Puget Equico LLC and the Puget Energy, Inc.

“Collateral Documents” means the Collateral Agency Agreement, the Pledge Agreement and the Security Agreement.

“Controlling Authorized Representative” means (a) until the earlier to occur of (i) the Discharge of Credit Agreement Obligations and (ii) the occurrence of the Majority Non-Controlling Voting Party Enforcement Date (if any), the Credit Agreement Administrative Agent and (b) from and after the earlier to occur of (i) Discharge of Credit Agreement Obligations and (ii) the occurrence of the Majority Non-Controlling Voting Party Enforcement Date, the Authorized Representative for the Majority Non-Controlling Voting Parties at such time.

“Credit Agreement” means the Credit Agreement dated as of February 10, 2012, as amended and restated on October 25, 2017, and as further amended on September 25, 2019, among Puget Energy, Inc., the Credit Agreement Administrative Agent, the other agents party thereto and the lenders party thereto, as amended, restated or otherwise modified from time to time.

“Credit Agreement Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the lenders under the Credit Agreement.

“Credit Agreement Obligations” means all Obligations as such term is defined under the Credit Agreement.

“Credit Documents” means, collectively (without duplication), each Financing Document and any Additional Credit Document providing for or evidencing any Additional Secured Obligations.

“Debtor Relief Laws” means the U.S. Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Discharge of Credit Agreement Obligations” means, except as expressly set forth in the Financing Documents, the payment in full in cash of all outstanding principal amount of Loans under the Credit Agreement, all interest due (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and any post-petition interest) on all “Obligations” outstanding under the Credit Agreement and all fees payable or otherwise accrued under the Financing Documents (other than any contingent indemnity obligations that expressly survive the termination of the Financing Documents).

“Discharge of Secured Obligations” means, except as otherwise provided in the Financing Documents, the payment in full in cash of all (a) outstanding Secured Obligations under any Credit Document, (b) interest (including, without limitation, interest accruing at the then applicable rate provided in the applicable Credit Document after the maturity of the Loans or other indebtedness or other relevant Secured Obligations and post-petition interest) on all Secured Obligations outstanding under any Credit Document, and (c) all fees and other Secured Obligations outstanding under each Credit Document (other than any contingent indemnity obligations that expressly survive the termination of the Credit Documents).

“Equity Interests” means, with respect to any person, all of the shares, membership interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such person of any of the foregoing (including through convertible securities).

“Event of Default” means (a) an “event of default” under and as defined in the indenture, the Credit Agreement or any Additional Credit Document or (b) any event leading to an “early termination date” or an “early termination event” under any Interest Rate Hedging Agreement with respect to which Puget Equico is or we are the defaulting party or affected party, as the case may be.

“Financing Documents” means (i) the Credit Agreement, (ii) any promissory notes issued pursuant to Section 2.10(e) of the Credit Agreement, (iii) Interest Hedging Agreements with any Interest Rate Hedge Bank, (iv) any Letter of Credit applications, (v) the Security Documents, (vi) the Collateral Agency Agreement and (vii) all other agreements, instruments, documents and certificates identified in Section 4.01 of the Credit Agreement executed and delivered to, or in favor of, the Credit Agreement Administrative Agent or any lenders under the Credit Agreement and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of us, or any of our employees, and delivered to the Credit Agreement Administrative Agent or any lender under the Credit Agreement in connection with the Credit Agreement or the transactions contemplated thereby. Any reference in the Credit Agreement or any other Financing Document to a Financing Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Credit Agreement or such Financing Document as the same may be in effect at any and all times such reference becomes operative.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, consistently applied.

“Indebtedness” means, as to any person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)

all obligations of such person for borrowed money and all obligations of such person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, including, without limitation, hybrid debt securities;

(b)	letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties and similar instruments issued or created by or for the account of such person;

(c)

net obligations of such person under any Interest Hedging Agreement (the amount of any such net obligation to be the amount that is or would be payable upon settlement, liquidation, termination or acceleration thereof at the time of calculation);

(d)

all obligations of such person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business, (ii) accrued expenses in the ordinary course of business, (iii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such person in accordance with GAAP, and (iv) obligations with respect to commodity purchase contracts);

(e)

indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such person or is limited in recourse;

(f)	for any capital lease, the capitalized amount that would appear on a balance sheet prepared in accordance with GAAP;

(g)

all obligations of such person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Redeemable Equity Interests in such person or any other or any warrants, rights or options to acquire such Equity Interests, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and (h) all guarantees of such person in respect of Indebtedness referred to in any of the foregoing clauses (a) through (g).

“Indenture Securities” means all debt securities outstanding under the indenture.

“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under Debtor Relief Laws with respect to Puget Equico or us, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to Puget Equico or us or with respect to a material portion of their or our respective assets, (c) any liquidation, dissolution, reorganization or winding up of Puget Equico or us whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of Puget Equico or us.

“Intercreditor Vote” means a vote conducted in accordance with the procedures set forth in Article 3 of the Collateral Agency Agreement among the Voting Parties for the Series entitled to vote with respect to the particular decision at issue.

“Interest Hedging Agreements” means any rate swap, cap or collar agreement or similar arrangement between one or more interest rate hedge providers and us designed to protect such person against fluctuations in interest rates. For purposes of the Collateral Agency Agreement, our indebtedness at any time under an Interest Hedging Agreement will be determined at such time in accordance with the methodology set forth in such Interest Hedging Agreement.

“Interest Rate Hedge Banks” means any person that is a lender under our senior secured credit facility or an Affiliate of a lender under our senior secured credit facility at the time it enters into an Interest Hedging Agreement in its capacity as a party to such Interest Hedging Agreement and only for so long as any of our obligations remain outstanding under the Interest Hedging Agreement to which such Interest Rate Hedge Bank is a party; provided that such Interest Rate Hedge Bank executes a Joinder Agreement pursuant to the terms of the Collateral Agency Agreement; and provided, further, that no Affiliate of ours may become an Interest Rate Hedge Bank.

“Investment Grade” means BBB- or higher by S&P and Baa3 or higher by Moody’s, or the equivalent of such ratings by S&P or Moody’s or, if either S&P or Moody’s does not make a rating on the senior notes publicly available, another Rating Agency.

“Investors” means (i) the Ontario Municipal Employees Retirement System, (ii) PGGM Vermogensbeheer, (iii) Ontario Teachers’ Pension Plan Board, (iv) Macquarie Group Limited, (v) the British Columbia Investment Management Corporation, (vi) the Alberta Investment Management Corporation and (vii) each of their respective Affiliates (not including, however, any portfolio companies of any of the Investors). For purposes of the preceding sentence, the term “portfolio companies” does not include, without limitation, (i) any investment fund or investment vehicle managed or co-managed by any Investor or by any of such investment funds’ or investment vehicles’ Affiliates or (ii) any direct or indirect non-operating subsidiary of any Investor.

“Joinder Agreement” means a Joinder Agreement executed by the collateral agent and each Authorized Representative for the Secured Obligations subject thereto in accordance with the terms of the Collateral Agency Agreement.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement, of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any capitalized lease having substantially the same economic effect as any of the foregoing).

“Loan” means a loan made pursuant to the Credit Agreement.

“Majority Non-Controlling Voting Parties” means, at any time, the Secured Parties owed or holding Secured Obligations that constitute the largest total outstanding amount of any then outstanding Series of Secured Obligations.

“Permitted Holders” means each of the Investors and members of our management (or of our direct or indirect parent) who are holders of our Voting Stock (or any of its direct or indirect parent companies) on the issue date of the senior notes and any “group” (as such term is used in Section 13(d) and 14(d) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided, that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of a majority of the total voting power of our Voting Stock.

“Permitted Liens” means liens securing our Indebtedness and liens permitted by our senior secured credit facility (and any amendments, refinancings and replacements thereof).

“Pledge Agreement” means the Amended and Restated Pledge Agreement dated as of February 6, 2009, as amended and restated as of May 10, 2010, as amended by Amendment No. 1 to Amended and Restated Pledge Agreement dated as of February 10, 2012, and as further amended and extended by Amendment No. 2 to Amended and Restated Pledge Agreement dated as of April 15, 2014.

“Rating Agency” means each of Standard & Poor’s, Moody’s, and Fitch Ratings, or, if Standard & Poor’s, Moody’s, or Fitch Ratings, or all of them do not make a rating on the senior notes publicly available, a nationally recognized statistical rating organization or organizations, as the case may be, selected by us (as certified by a resolution of our board of directors), which will be substituted for Standard & Poor’s, Moody’s, or Fitch Ratings, or all of them, as the case may be.

“Required Voting Parties” means, with respect to any proposed decision or action hereunder, the Secured Parties owed or holding more than 50% of the Total Outstandings at such time under (a) until the earlier to occur of (i) the Discharge of Credit Agreement Obligations and (ii) the occurrence of the Majority Non-Controlling Voting Party Enforcement Date (if any), the Credit Agreement, and (b) from and after the earlier to occur of the (i) Discharge of Credit Agreement Obligations and (ii) the occurrence of the Majority Non-Controlling Voting Party Enforcement Date, the applicable Credit Document governing the Series of Secured Obligations of the Majority Non-Controlling Voting Parties at such time.

“Secured Hedge Obligations” means all amounts payable to any Interest Rate Hedge Bank under any Interest Hedging Agreement.

“Secured Obligations” means, (a) all Credit Agreement Obligations, (b) all Secured Hedge Obligations, and (c) any Additional Secured Obligations, in each case, whether fixed or contingent, matured or unmatured, whether or not allowed or allowable in an Insolvency and Liquidation Proceeding.

“Secured Parties” means, collectively, the Agents, the lenders under our senior secured credit facility, the Interest Rate Hedge Banks, any Additional Secured Parties and each co-agent or sub-agent appointed by any Agent or from time to time pursuant to any Credit Document or the Collateral Agency Agreement.

“Security Agreement” means the Amended and Restated Borrower Security Agreement, dated as of February 6, 2009 and as amended and restated as of May 10, 2010, as further amended as of February 10, 2012, and as further amended and extended as of April 15, 2014, between the Borrower and the collateral agent (as amended, restated, supplemented or otherwise modified from time to time).

“Security Documents” means, collectively, the Security Agreement, the Pledge Agreement and any other security agreements, pledge agreements or other similar agreements delivered to the Agents, the lenders under our senior secured credit facility, the Interest Rate Hedge Banks and the Additional Secured Parties, and any other agreements, instruments or documents that create or purport to create a Lien in favor of the collateral agent for the benefit of the Secured Parties.

“Series” means each of (a) the Credit Agreement Obligations, (b) any Additional Obligations incurred pursuant to any Additional Credit Document which, pursuant to any Joinder Agreement, are represented hereunder by a common Authorized Representative (in its capacity as such for such Secured Obligations) and (c) the Secured Hedge Obligations.

“Significant Subsidiary” means any subsidiary that would be considered a “significant subsidiary” under Article 1 of Regulation S-X under the Exchange Act.

“Total Outstandings” means, with respect to any Credit Document (other than any Interest Rate Hedging Agreement), at any time, an amount equal to the sum of, without duplication, the aggregate unpaid principal amount of Loans or other indebtedness outstanding under such Credit Document at such time after giving effect to any borrowings, advances and prepayments or repayments of any Loans or indebtedness under the Credit Agreement or such other Credit Document, as the case may be, on such date, plus the amount of any unfunded commitments under the Credit Agreement or such other Credit Document, as the case may be, on such date.

“Unanimous Voting Parties” means, with respect to any Intercreditor Vote, each of the Credit Agreement Administrative Agent, each of the Authorized Representatives appointed under each Additional Credit Document and each Interest Rate Hedge Bank, in each case casting votes representing 100% of the Voting Party Percentage applicable to each such Series of Secured Obligations.

“Voting Parties” means the lenders under our senior secured credit facility, any Additional Secured Party and, subject to the terms of the Collateral Agency Agreement, each Interest Rate Hedge Bank.

“Voting Party Percentage” means, in connection with any proposed decision or action under the Collateral Agency Agreement, the actual percentage, as determined pursuant to the terms of the Collateral Agency Agreement, of allotted votes cast in favor of such decision or action by the Secured Parties entitled to vote with respect to such decision or action.

“Voting Stock” means securities of any class or classes the holders of which are ordinarily, in the absence of contingencies, entitled to vote for corporate directors (or persons performing similar functions).

PLAN OF DISTRIBUTION

We may sell the senior notes:

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods.

The prospectus supplement with respect to any senior notes will set forth the terms of the related offering, including:

•	the name or names of any underwriters, dealers or agents and the amount of securities underwritten or purchased by them;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the senior notes and the proceeds to Puget Energy from their sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents;

•	any delayed delivery arrangements; and

•	any securities exchange on which the senior notes may be listed.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, they will acquire the senior notes for their own account and may resell them on one or more occasions in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The senior notes may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the senior notes will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the offered senior notes if any are purchased. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the senior notes in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the senior notes sold for their account may be reclaimed by the syndicate if the senior notes are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the senior notes, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If dealers are utilized in the sale of senior notes, Puget Energy will sell the senior notes to the dealers as principals. The dealers may then resell the senior notes to the public at varying prices to be determined by the dealers at the time of resale.

Direct Sales and Sales Through Agents

The senior notes may be sold directly by us or through agents designated by us from time to time. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best-efforts basis for the period of its appointment.

The senior notes may be sold directly by us to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of these sales will be described in the related prospectus supplement.

Delayed Delivery Contracts

If indicated in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase senior notes from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

Agents, dealers and underwriters may be entitled under agreements with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect of liabilities under the Securities Act. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

The senior notes may or may not be listed on a national securities exchange. You should read the applicable prospectus supplement for a discussion of this matter. We cannot assure you there will be a market for any of the senior notes.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Sections 23B.08.500 through 23B.08.603 of the Washington Business Corporation Act (the “WBCA”) authorize a court to award, or a corporation to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”). Article 8 of Puget Energy’s amended and restated articles of incorporation and Article VII of Puget Sound Energy’s amended and restated bylaws provide for indemnification of Puget Energy’s directors and officers to the maximum extent permitted by Washington law, except for (i) acts or omissions of such person finally adjudged to be intentional misconduct or a knowing violation of law by the person, (ii) conduct finally adjudged to be in violation of Section 23B.08.310 of the WBCA, or (iii) any transaction with respect to which it was finally adjudged that the person received a benefit in money, property, or services to which such person was not legally entitled.

Section 23B.08.320 of the WBCA authorizes a corporation to eliminate or limit a director’s personal liability to the corporation or its shareholders for monetary damages for conduct as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article 9 of Puget Energy’s amended and restated articles of incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director’s liability to Puget Energy and its shareholders.

Officers and directors of Puget Energy are covered by insurance (with certain exceptions and certain limitations) that indemnifies them against losses and liabilities arising from certain alleged “wrongful acts,” including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

The underwriting agreements, which will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, may contain provisions whereby the underwriters agree to indemnify Puget Energy, its directors and certain officers and other persons, and are incorporated herein by reference.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL OPINIONS

Opinions as to the legality of certain of the senior notes will be rendered for us by Perkins Coie LLP, 1201 Third Avenue, Seattle, Washington. Certain legal matters with respect to the senior notes will be passed upon by counsel for any underwriters, dealers or agents, each of whom will be named in the related prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission fees		$92,700.00
Listing fees		*
Printing fees		*
Trustee fees (including counsel fees)		*
Legal fees and expenses		*
Blue Sky fees and expenses		*
Rating agency fees		*
Independent registered public accounting firm fees		*
Miscellaneous		*
Total	$	*

*

To be provided by amendment or as an exhibit to a filing with the Securities and Exchange Commission under Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, or reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Sections 23B.08.500 through 23B.08.603 of the Washington Business Corporation Act (the “WBCA”) authorize a court to award, or a corporation to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended. Article 8 of Puget Energy’s amended and restated articles of incorporation and Article VII of Puget Energy’s amended and restated bylaws provide for indemnification of Puget Energy’s directors and officers to the maximum extent permitted by Washington law, except for (i) acts or omissions of such person finally adjudged to be intentional misconduct or a knowing violation of law by the person, (ii) conduct finally adjudged to be in violation of Section 23B.08.310 of the WBCA, or (iii) any transaction with respect to which it was finally adjudged that the person received a benefit in money, property, or services to which such person was not legally entitled.

Section 23B.08.320 of the WBCA authorizes a corporation to eliminate or limit a director’s personal liability to the corporation or its shareholders for monetary damages for conduct as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article 9 of Puget Energy’s amended and restated articles of incorporation contain provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director’s liability to Puget Energy and its shareholders.

Officers and directors of Puget Energy are covered by insurance (with certain exceptions and certain limitations) that indemnifies them against losses and liabilities arising from certain alleged “wrongful acts,” including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

The underwriting agreement, which will be filed or incorporated by reference as Exhibit 1.1 hereto, may contain provisions whereby the underwriters agree to indemnify Puget Energy, its directors and certain officers and other persons, which provisions are incorporated herein by reference.

Item 16. Exhibits.

Exhibit No.	Title
1.1*	Form of Underwriting Agreement with respect to the senior notes.

2.1	Agreement and Plan of Merger, dated October 25, 2007, by and among Puget Energy, Inc., Padua Holdings LLC, Padua Intermediate Holdings Inc. and Padua Merger Sub Inc. (incorporated herein by reference to Exhibit 2.1 to Puget Energy’s Current Report on Form 8-K, dated October 25, 2007, Commission File No. 1-16305).

4.1	Indenture dated December 6, 2010 (incorporated herein by reference to Exhibit 4.1 to Puget Energy’s Current Report on Form 8-K, dated December 1, 2010, Commission File No. 1-16305).

4.2	First Supplemental Indenture dated December 6, 2010 (incorporated herein by reference to Exhibit 4.2 to Puget Energy’s Current Report on Form 8-K, dated December 1, 2010, Commission File No. 1-16305).

4.3	Second Supplemental Indenture dated June 3, 2011 (incorporated herein by reference to Exhibit 4.1 to Puget Energy’s Current Report on Form 8-K, dated June 6, 2011, Commission File No. 1-16305).

4.4	Third Supplemental Indenture dated June 15, 2012 (incorporated herein by reference to Exhibit 4.1 to Puget Energy’s Current Report on Form 8-K, dated June 15, 2012, Commission File No. 1-16305).

4.5	Fourth Supplemental Indenture dated May 12, 2015 incorporated herein by reference to Exhibit 4.1 to Puget Energy’s Current Report on Form 8-K, dated May 13, 2015, Commission File No. 1-16305).

4.6	Fifth Supplemental Indenture dated May 19, 2020 relating to Puget Energy’s 4.100% Senior Secured Notes due 2030 (incorporated herein by reference to Exhibit 4.1 to Puget Energy’s Current Report on Form 8-K Filed May 19, 2020, Commission File No. 1-16305).

4.7	Sixth Supplemental Indenture dated June 14, 2021 relating to Puget Energy’s 2.379% Senior Secured Notes due 2028 (incorporated herein by reference to Exhibit 4.1 to Puget Energy’s Current Report on Form 8-K Filed June 21, 2021, Commission File No. 1-16305).

4.8*	Form of Senior Note.

5.1**	Opinion of Perkins Coie LLP regarding the legality of the senior notes to be offered by Puget Energy, Inc.

23.1**	Consent of Perkins Coie LLP (contained in opinion referenced as Exhibit 5.1).

23.2**	Consent of PricewaterhouseCoopers LLP.

24.1	Powers of attorney (contained on signature page).

25.1**	Statement of Eligibility on Form T-1 of Computershare Trust Company, N.A. to act as Trustee regarding senior notes of Puget Energy, Inc.

107**	Filing Fee Table.

*

To be filed by amendment or as an exhibit to a filing with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated by reference in connection with the offering of securities to the extent required for any such offering

**	Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8) To file an application for the purpose of determining the eligibility of the trustees to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on February 25, 2022.

PUGET ENERGY, INC.

By:	/s/ Kazi Hasan
Name:	Kazi Hasan
Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Mary E. Kipp, Kazi Hasan, Stephen J. King, Cara Peterman, and Samuel Osborne, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, including any and all post-effective amendments, or any registration statements to be filed in connection with this registration statement pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on February 25, 2022.

Signature	Title

/s/ Mary E. Kipp Mary E. Kipp	President and Chief Executive Officer (Principal Executive Officer)

/s/ Kazi Hasan Kazi Hasan	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Stephen J. King Stephen J. King	Controller and Principal Accounting Officer (Principal Accounting Officer)

/s/ Scott Armstrong Scott Armstrong	Director

/s/ Richard Dinneny Richard Dinneny	Director

/s/ Christopher Parker Christopher Parker	Director

Signature	Title

/s/ Grant Hodgkins Grant Hodgkins	Director

/s/ Tom King Tom King	Director

/s/ Jean-Paul Marmoreo Jean-Paul Marmoreo	Director

/s/ Paul McMillan Paul McMillan	Director

/s/ Aaron Rubin Aaron Rubin	Director

/s/ Martijn Verwoest Martijn Verwoest	Director

/s/ Steven Zucchet Steven Zucchet	Director